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                                                                      Exhibit 21


                  SUBSIDIARIES OF GAYLORD ENTERTAINMENT COMPANY

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                                                              JURISDICTION OF
             NAME                                               ORGANIZATION
             ----                                               ------------
Acuff-Rose Music, Inc.                                           Tennessee
Acuff-Rose Music, Ltd.                                           England
Acuff-Rose Musikverlag GmbH                                      Germany
Acuff-Rose Scandia AB                                            Sweden
Acuff-Rose Music Publishing, Inc.                                Tennessee
CCK, Inc.                                                        Texas
Celebration Hymnal, LLC                                          Tennessee
Country Music Television Australia Pty. Ltd.                     Australia
Country Music Television International, GmbH                     Germany
Country Music Television International, Inc.                     Delaware
Country Music Television International, B. V                     Netherlands
Dayspring Music, Inc.                                            Tennessee
Deep Indigo Productions                                          United Kingdom
Editions Acuff Rose France SARL                                  France
Gaylord Creative Group, Inc.                                     Delaware
Gaylord Digital, LLC                                             Delaware
Gaylord Investments, Inc.                                        Delaware
Gaylord Production Company                                       Tennessee
Gaylord Program Services, Inc.                                   Delaware
GBRJ Music, LLC                                                  Texas
Grand Ole Opry Tours, Inc.                                       Tennessee
Hickory Records, Inc.                                            Tennessee
Idea Entertainment, C.V                                          Netherlands
Idea Films, LLC                                                  Delaware
Jack Nicklaus Productions, Inc.                                  California
Lightforce, LLC                                                  Delaware
Milene Music, Inc.                                               Tennessee
OKC Athletic Club Limited Partnership                            Oklahoma
OKC Concession Service Limited Partnership                       Oklahoma
Oklahoma City Athletic Club, Inc.                                Oklahoma
OLH, G.P                                                         Tennessee
Opryland Attractions, Inc.                                       Delaware
Opryland Hospitality, Inc.                                       Tennessee
Opryland Hotel Florida, L.P.                                     Florida
Opryland Hotel Texas, LLC                                        Delaware
Opryland Hotel Texas, L.P.                                       Delaware
Opryland Productions, Inc.                                       Tennessee
Opryland Theatricals, Inc.                                       Delaware
Pandora EURL                                                     France
Pandora Investment (SARL)                                        Luxembourg
Showpark Management, Inc.                                        Delaware
Springhouse Music, Inc.                                          Tennessee
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
TV Force, LLC                                                    Texas
Wildhorse Saloon Entertainment Ventures, Inc.                    Tennessee
Word Entertainment (Canada), Ltd.                                Canada
Word Entertainment Direct, LLC                                   Tennessee
Word Entertainment, Ltd.                                         United Kingdom
Word Music Group, Inc.                                           Tennessee
Word Music, Inc.                                                 Tennessee
Wordspring Music, Inc.                                           Tennessee
Z Music Management, Inc.                                         Delaware
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